SERVICE AGREEMENT

     THIS SERVICE AGREEMENT, made as of this 1st day of November, 1997, by and between CROWN PAPER CO. dba CROWN VANTAGE, a Virginia corporation (hereinafter referred to as "Shipper"), on the one hand, and ST. LAWRENCE & ATLANTIC RAILROAD COMPANY, a Delaware corporation ("Operator"), on the other hand (the "Service Agreement").

                                    RECITALS

     A. Operator and Berlin Mills Railway, Inc. ("BMS"), a wholly-owned subsidiary of Shipper, intend to enter into a certain Lease Agreement to be dated as of November 1, 1997 as Lessee and Lessor, respectively (the "Lease Agreement"); and

     B. It is a condition to this Service Agreement that the Lease Agreement come into, and continue in, full force and effect, and it is a further condition to this Service Agreement that in the event the Lease Agreement is canceled, expires or otherwise terminates, this Service Agreement shall ipso facto cease and determine.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and set forth in the Lease Agreement, the parties hereto hereby agree as follows:

1. DEFINITIONS

     1.1 Defined Terms. All capitalized terms used herein that are defined in the Lease Agreement shall have the meanings set forth therein. In addition, all capitalized terms defined herein shall have the meanings set forth herein.

2. SERVICES TO BE PROVIDED TO SHIPPER

     2.1 Switching Services. Operator agrees to provide Shipper with switching services as reasonably requested by Shipper from time to time, subject to legal and safety constraints and Operator's work and shift rules, at its pulp and paper mills located in Berlin and Gorham, New Hampshire. The switching services will be provided with one train crew operating seven days per week for a maximum of twelve hours per day. The switching services shall include setting out cars; moving cars; switching cars; loaded and empty car storage; weighing cars; door opening on cars; wedging doors on pulp cars; car cleaning (with Shipper responsible for dumpsters and landfill disposal at its sole cost) and removing snow from car roofs; and minor car repairs.

     2.2 Payment. As payment for the switching services under Section 2.1, Shipper agrees to pay Operator the sum of Seven Hundred Twenty Thousand Dollars ($720,000) per calendar year (prorated for any partial year that the Lease Agreement is in effect), in payments of Sixty

Thousand Dollars ($60,000) each calendar month (prorated for any partial month), payment to be made on the fifteenth (15th) day of the month for that month's switching services.

     2.3 Additional Services. In the event additional switching services are requested by Shipper in excess of those set forth in Section 2.1 ("Additional Switching Services"), the charge for Additional Switching Services shall be Seven Hundred Seventy Dollars ($770) for up to eight hours of Additional Switching Services, and One Hundred Fifty Dollars ($150) per hour thereafter, up to the crew's hours of service maximum of twelve hours.

     2.4 Weighing of Shipper Cars. The weighing of cars for Shipper at the new scale to be installed on Operator's property or on the repaired scale on the Leased Property shall be without additional charge to Shipper.

3. DEMURRAGE

     3.1 Shipper agrees to pay to Operator a dollar amount equal to all per diem and mileage charges payable by Operator on account of cars placed by Operator at Shipper's facilities for the use of Shipper. Such amounts will be billed monthly by Operator to Shipper and shall be in addition to amounts payable for switching services. Any car hire reclaim allowed Operator by linehaul carriers will be deducted from the foregoing monthly billing amount in any month in which such reclaim is received by Operator. Any rail cars marked with St. Lawrence & Atlantic Railroad Company's reporting marks (SLR) and used in service between Shipper's Berlin and Cascade plants shall be free of any such demurrage charges and free of per diem and mileage charges. Operator will add to, and Shipper will pay, an additional 10% of the total monthly per diem and mileage charges (before deduction of reclaim) to cover Operator's administrative costs and processing of car hire payables and reclaim. Payment shall be made within fifteen (15) days of the invoice date.

4. INFLATION AND OPERATING COST ADJUSTMENTS

     4.1 The switching rate and other charges set forth in Section 2 shall be adjusted annually effective as of July 1 of each year during the term of this Service Agreement, beginning July 1, 1998, by the percentage change in the AAR Railroad Inflation Index (materials, prices, wage rates and supplements combined, including fuel-East excluding the productivity adjustment factor) (the "Designated Index"). The method of adjusting the charges shall be to calculate the percent of increase or decrease in the most recent available Designated Index as of the time of such adjustment as related to the Designated Index upon which the immediately preceding adjustment was based. Thus, assuming "A" to be the Designated Index for the second quarter of 1997, "B" to be the Designated Index for the second quarter of 1998, "C" to be the charge to be adjusted and "D" to be the percent of increase or decrease, the adjusted charge applicable from and after July 1, 1998, would be determined by the following formula:


          B-A
          ---    =D
           A


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          (D x C) + C = Adjusted Charge

If the AAR or any successor organization discontinues publication of the Designated Index, an appropriate substitute for determining the annual percentage increase or decrease of the charge shall be negotiated by the parties.

     4.2 It shall be the joint responsibility of Operator and Shipper to pursue and evaluate cost reduction opportunities. Where cost reduction opportunities create savings for Operator, the parties will reduce the payment for switching services. Where cost reduction opportunities create savings for Shipper, the parties will increase the payment for switching services. In either case, it is the intention of the parties to share the savings. The parties will meet and confer once per quarter for this evaluation process.

     4.3 It is the mutual expectation of the parties that the switching rate and other charges set forth in Section 2 shall provide, on an annual basis, a competitive cost advantage for Shipper and a reasonable return for Operator. The parties shall meet and confer in the event that either party wishes to renegotiate said switching rate and other charges in order to reestablish said mutual goals on a prospective basis.

5. TERM AND TERMINATION

     5.1 This Service Agreement shall be conterminous with the Lease Agreement. Upon the cancellation, expiration or termination of the Lease Agreement pursuant to the provisions thereof, this Service Agreement shall ipso facto cease and determine.

     5.2 If a party's performance under the Lease Agreement is excused or suspended, that party's performance under this Service Agreement shall be suspended for the same time period.

6. MISCELLANEOUS

     6.1 Payment Addresses. All payments due the Shipper under this Service Agreement shall be made to Crown Vantage, 650 Main Street, Berlin, New Hampshire 03570-2489, to the attention of the person Shipper may direct by written notice to Operator. All payments due the Operator under this Service Agreement shall be made to St. Lawrence & Atlantic Railroad Company, 96 South George Street, York, Pennsylvania 17401, to the attention of Scott Ziegler, Vice President - Finance or to such other person as Operator may direct by written notice to Shipper.


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




7. FORCE MAJEURE

     7.1 Force Majeure. Whenever a period of time is provided in this Service Agreement for either party to do or perform any act or thing, said party shall not be liable or responsible for any delays due to acts of God, war, court orders, nuclear incidents, riots, public disorder, criminal acts of other entities, or other such causes beyond the reasonable control of said party; and in any such event, said time period shall be extended for the amount of time said party is so delayed; provided that this Section 7.1 shall not be construed to affect the responsibilities of said party hereunder to so perform such act or thing once such delays have been removed. Any party invoking force majeure pursuant to this Section 7.1 shall provide written notice to the other party, setting forth the facts or circumstances giving rise to the applicability of this Section 7.1.

     7.2 Abatement. In the event of a Force Majeure or in the event of a Casualty Loss as provided in Section 11 of the Lease Agreement, during such time that the Lease Lines (as defined in the Lease Agreement) or any material portion thereof are not capable of use for the purposes described in this Service Agreement, Operator shall not be obligated to provide switching services under
Section 2.1 and Shipper shall not be obligated to make payment under Section 2.2, prorated for such time on the basis of a thirty (30) day month.

8. DEFAULT

     8.1 Section 16 of the Lease Agreement is incorporated herein by this reference and is hereby made a part hereof, except that for purposes of this Service Agreement, references therein to "Lessor", "Lessee", "Lease Agreement" and "Leased Property" (including "Lease Lines") shall be deemed to refer herein, respectively, to "Shipper", "Operator", "Service Agreement" and "switching services", and all references to Sections, subsections or paragraphs in the Lease Agreement shall be deemed to refer herein to appropriate Sections, subsections or paragraphs of this Service Agreement.

9. INSURANCE and LIABILITY/INDEMNITY

     9.1 Sections 12 and 13 of the Lease Agreement are incorporated herein by this reference and are hereby made a part hereof, except that for purposes of this Service Agreement, references therein to "Lessor", "Lessee", "Lease Agreement" and "Leased Property" (including "Lease Lines") shall be deemed to refer herein, respectively, to "Shipper", "Operator", "Service Agreement" and "switching services". and all references to Sections, subsections or paragraphs in the Lease Agreement shall be deemed to refer herein to appropriate Sections, subsections or paragraphs of this Service Agreement.

10. ADDITIONAL PROVISIONS

     10.1 In connection with the transaction contemplated herein, the parties may need to exchange business and/or technical information that any party may regard as confidential and proprietary. The term "confidential information" means all business and technical information


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




provided to any party by the other, via documents that are prominently marked "Confidential Information" or similar indication of the confidential and proprietary nature of the document, or via oral disclosures, demonstrations, plant visits or the like that are confirmed in writing within thirty days thereafter as being or having been confidential and proprietary, except for information that: (i) was in the party's possession before receipt from any party; (ii) is or becomes generally available to the public, by publication or otherwise, through no fault of any party; (iii) is or becomes available to any party, without restriction, from a third party who is legally entitled to provide such information; or (iv) was or is independently developed by any party without recourse to any confidential information. For a period of four years from the termination date of this Service Agreement, neither party will, without the prior written approval of the other party, use any confidential information obtained from the other party for any purpose other than the provision of switching services, or except as required by law, disclose any information obtained from the other party to a third party (including any lenders and prospective lenders for either party) other than employees or consultants of affiliated companies who have agreed in writing to keep such information confidential as contemplated by this Section and who need the information to assist any party in the transaction contemplated herein.

     10.2 Any notice or other communication in connection with this Service Agreement shall be deemed given when received (or upon attempted delivery if delivery is not accepted). Such notices shall be in writing and delivered by hand or sent either (i) by registered or certified mail (return receipt requested) with the United States Postal Service or (ii) by Federal Express, UPS, DHL or other similar overnight carrier furnishing evidence of receipt to the sender, at the address set forth in the opening Section hereof Either party may change the address at which notices are to be received by notice given as set forth in this Section.

     10.3 If Operator or Shipper execute this Service Agreement by agent or representative, such agent or representative by his act of signing this Service Agreement individually warrants and represents to the parties, and Operator and Shipper represent and warrant respectively to each other, that he/she is authorized to execute, acknowledge and deliver this Service Agreement on behalf of Operator or Shipper, as the case may be, and thereby to bind the respective party to the same.

     10.4 Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld. Subject to the preceding sentence, this Service Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and assigns.

     10.5 If any provision of this Service Agreement or the application thereof to any person or circumstance shall at any time or to any extent be deemed invalid or unenforceable, the remainder of the Service Agreement and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected except to the extent that such application would materially deprive one of the parties of the benefits of the Agreement.


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




     10.6 No delay or omission on the part of either party in exercising its rights under this Service Agreement shall constitute a waiver of such right or any other right under this Service Agreement. No waiver of any such right on one occasion shall be construed as a waiver of it on any other occasion.

     10.7 This Service Agreement shall be governed by and construed in accordance with the laws of New Hampshire without regard to conflicts or choice of laws. Each party irrevocably stipulates that any claim or dispute concerning this Service Agreement shall be submitted for decision by courts located within the State of New Hampshire, including the United States District Court sitting in Concord, New Hampshire (by reason of diversity of citizenship and where venue is proper, except if the amount in controversy is less than the statutory limit), which each party hereto irrevocably stipulates shall have exclusive jurisdiction and venue. Each party irrevocably stipulates that any process issued with respect to any action filed in such court may be served by certified mail, return receipt requested or as a notice under Section 10.2 hereof

     1O.8 This Service Agreement, together with the attachments hereto and incorporations herein, sets forth the entire agreement relating to the provision of switching services by Operator for Shipper, supersedes all prior oral or written offers, negotiations, agreements, understandings and courses of dealing between the parties relating to the subject matter hereof and is subject to no understandings, conditions or representations other than those expressly stated herein. The Box Car Lease Agreement dated July 14, 1993, as amended on October 19, 1993, between Operator and Shipper's predecessor-in-interest is hereby merged into this Service Agreement and has no further force or effect upon execution hereof No waiver of any provision of this Service Agreement or of any breach or default hereunder shall be held or considered to be a waiver of any other provision or of any other breach or default. No agreement or understanding pursuant to or contemplated by this Service Agreement and no consent to, change in or modification of any provision of this Service Agreement shall be effective unless contained in a writing which is signed by the party against whom enforcement is sought.

     10.9 The headings contained in this Service Agreement are for reference and convenience only and in no way define or limit the scope and contents of this Service Agreement or in any way affect its provisions. This Service Agreement shall be interpreted as to its fair meaning and not strictly for or against any drafter of any provision of this Service Agreement.

     l0.10 For all purposes under this Service Agreement, BMS and Crown Vantage are separate and independent from each other, and neither BMS nor Crown Vantage shall be liable for the acts or omissions of the other, whether under this Service Agreement, the Lease Agreement or otherwise and whether arising under contract, tort, strict liability, indemnity or otherwise and whether as principal, surety or guarantor, it being expressly understood that Operator disclaims, waives, renounces and releases (i) Shipper from any liability or obligation under the Lease Agreement and (ii) BMS from any liability or obligation under this Service Agreement.

     10.11 EXCEPT AS MAY BE OTHERWISE EXPRESSLY PROVIDED HEREUNDER, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR


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INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES OR FOR EXEMPLARY OR
PUNITIVE DAMAGES ARISING OUT OF ANY ACT OR OMISSION HEREUNDER OR OTHERWISE WITH RESPECT TO THE TRANSACTION CONTEMPLATED HEREIN, WHETHER ATTRIBUTABLE TO ANY CLAIM FOR BREACH OF CONTRACT, TORT OR OTHER CAUSE OF ACTION.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Service Agreement to be duly executed on its behalf, as of the day and year first above written.

                                        ST. LAWRENCE & ATLANTIC RAILROAD
                                        COMPANY


                                        By: /s/ RICHARD GROSSMAN
                                            ----------------------------------
                                        Title: Chairman and President
                                               -------------------------------


                                        CROWN PAPER CO. dba CROWN VANTAGE


                                        By: /s/ JAY A. WASHBURN
                                            ----------------------------------
                                        Title: Secretary and Treasurer
                                               -------------------------------



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